BACK BAY TECHNOLOGIES ANNOUNCES SUPPORT
                        FOR BEA WEBLOGIC PLATFORM 8.1

           Back Bay and BEA Partner to Rapidly Deliver High-Value,
                        Integrated Enterprise Solutions

     NEW YORK-(BUSINESS WIRE)--Aug. 4, 2003--Back Bay Technologies,
Inc. ("BBT"), a member of the Zanett Inc. (NASDAQ : ZANE) IT CommonwealthTM, announced today that it will support the BEA WebLogic Platform 8.1T to develop innovative solutions for its Fortune 1000 customers in the financial
services and life sciences industries.   BEA Systems, Inc. (NASDAQ : BEAS),
the world's leading application infrastructure software company, recently released WebLogic Platform 8.1, an integrated platform that provides superior business integration through the convergence of application development and integration.

     Commenting on the partnership with BBT, John Gray, BEA Systems' vice president-worldwide alliances, noted, "The value proposition of the BEA-Back Bay partnership is strong. Coupled with BBT's industry acumen and systems integration best practices, BEA WebLogic Platform can reduce time to value and deliver measurable results to our financial services and life sciences clients."

     Leveraging BEA WebLogic Platform, Back Bay Technologies helps its customers create business value by aligning business process, complex integration, and open-standards technologies to create robust, web-centric solutions that are on-time and within budget. Together, Back Bay Technologies and BEA can provide customers with a solution to reduce underwriting cycle times for insurance companies, enable Straight Through Processing for financial institutions, automate clinical trials for pharmaceutical and biotechnology firms, and alleviate manual processing for health care organizations.

     Paul Kalin, Back Bay Technologies' Chief Technology Officer commented, "Architectures that address enterprise business concerns require a comprehensive product suite that is integrated and released together as a platform. Businesses are shifting their development strategies to a more holistic approach through projects like Enterprise Portals, Single Sign-on, and Business Process Management. Fragmented IT systems are being unified through service-oriented architectures and enabling technologies like web-services. BEA WebLogic Platform is well positioned to address these enterprise concerns of our customers."

     To illustrate the functionality of BEA's integrated platform for its clients, Back Bay Technologies has programmed a full-featured demonstration
site, www.tradertop.com.   This site showcases BEA's system software and how
it can be used to create rich enterprise applications in the financial services industry. Fil Firmani, vice president, professional services, Back Bay Technologies, added, "By demonstrating how the BEA platform can be used to quickly integrate front- and back-office applications to streamline and improve business processes, Tradertop really drives home the BEA value proposition, which spans all industries."


ABOUT BACK BAY TECHNOLOGIES, INC. (www.backbaytechnologies.com)

     Back Bay Technologies is a leading provider of technology consulting services to Fortune 1000 companies in the Financial Services, Life Sciences, and Retail industries. Back Bay Technologies creates business value for its clients by aligning business process, complex integration, and market-leading technologies to create robust, web-centric solutions, on-time and within budget. Its professional services include: Technology Strategy and Planning, Enterprise Application Integration, Custom Application Development and Web Services, Enterprise Information Portals, and Enterprise Architecture Services. Back Bay Technologies partners with market-leading product vendors, including: International Business Machines (NYSE: IBM), BEA Systems, Inc. (NASDAQ: BEAS), and Sun Microsystems (NASDAQ: SUNW). Back Bay Technologies serves clients throughout the Northeast United States through its headquarters in Needham, MA and regional offices in New York City.

Contact:
Back Bay Technologies, Inc.
Paul Warren, 781 444 5669
Paul.Warren@backbaytechnologies.com


ABOUT ZANETT, INC. (www.zanettinc.com)

     Zanett, Inc. is an information technology (IT) services company. It is building an innovative new delivery platform called The IT CommonwealthTM by acquiring profitable IT consulting firms that serve Fortune 500 caliber companies and governmental agencies.

     The commonwealth business model preserves the culture, management and business practices responsible for the success of the acquired entities, while increasing competitive advantage and maximizing the financial and operating performance of the IT CommonwealthTM as a whole. Commonwealth members provide their services individually, but leverage the capabilities of the Commonwealth collectively.

     Commonwealth members focus on their core technical skill sets by availing themselves of corporate services provided by the Company such as: legal support; financial and accounting assistance; employee benefits; recruiting and other human resources administration; and network management and maintenance. The Company facilitates cross-selling, knowledge-transfer, and resource-sharing among Commonwealth members, while preserving the autonomy and individual strengths of each.

     Commonwealth members seek to offer solutions that meet or exceed client expectations, are delivered on time and within budget, and achieve superior returns on investment. Their offerings include systems planning and design, business process engineering, applications development, training and systems integration services that help clients maximize value from existing technology investments, employ new technology to make core business transactions more efficient, manage knowledge and information, or facilitate enterprise procurement and communications.

     The rigorous selection process undertaken prior to acquiring Commonwealth members ensures that only best practices and the very best personnel are offered to clients. Because of the very high standards of admission, Commonwealth members can confidently cross-sell and provide more comprehensive solutions to meet customer needs. Commonwealth candidates typically achieve a minimum of $4-20 million in annual revenues and $1-4 million in EBITDA. Each Commonwealth candidate must also have superb people, superb reputations, superb customers and a superb operating history.

Contact:
     Zanett, Inc., New York
     Claudio Guazzoni or David McCarthy, 212/980-4600 corprelations@zanett.com

Legal Notice Regarding Forward-Looking Statements

     Some of the statements in this press release are forward-looking, including the statements regarding the plans, goals, completion, implementation, benefits, and details of the relationship between BEA and Back Bay Technologies, Inc.; the development efforts, product delivery and other goals related to this relationship; and the features and benefits of BEA's and Back Bay Technologies' products. Actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: any unforeseen technical difficulties related to the development and optimization of BEA's or Back Bay Technologies' solutions; the timing of additional investments of resources by BEA and Back Bay Technologies related to any joint initiatives; and any software errors related to BEA's or Back Bay Technologies' solutions or the integration thereof. Readers should also refer to the risk disclosures set forth in BEA's 10-Q for the quarter ended April 30, 2003 as filed with the SEC and subsequent reports filed thereafter by BEA from time-to-time with the SEC. The forward-looking statements contained in this release are made as of the date hereof, and neither Zanett nor BEA assumes any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.
BEA Systems Confidential

BEA Systems Confidential